                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 23, 1999

                                  infoUSA INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         0-19598              47-0751545
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

5711 SOUTH 86TH CIRCLE, OMAHA, NEBRASKA                    68127
(Address of principal executive offices)                 (Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (402)593-4500

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 7.     Pro forma Financial Information and Financial Statements

     (a)    Pro Forma financial information

            Pro Forma Consolidated Balance Sheet as of June 30, 1999

            Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1999 and the year ended December 31, 1998

            Notes to Pro Forma Consolidated Financial Statements

     (b)    Financial statements of business acquired.

            The following consolidated financial statements of DM Holdings, Inc.
              and subsidiaries (operating as Donnelley Marketing) are filed with this report:

            Report of Independent Public Accountants

            Balance  Sheets as of June 30, 1999 and  December  31, 1998 and 1997

            Statements of Operations and Retained Earnings for the six months ended June 30, 1999, the years ended December 31, 1998 and 1997, and the three months ended December 31, 1996

            Statements of Cash Flows for the six months ended June 30, 1999, the years ended December 31, 1998 and 1997, and the three months ended December 31, 1996

            Notes to Financial Statements

     (c)    Exhibits

            23.1  Consent of Independent Accountants, filed herewith.

            23.2  Consent of Independent Accountants, filed herewith.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheet and statements of operations give effect to the purchase transaction pursuant to the Agreement and Plan of Merger dated July 23, 1999 between infoUSA Inc. ("infoUSA") and DM Holdings, Inc. and subsidiaries (operating as Donnelley Marketing). This business combination will be accounted for using the purchase method of accounting.

Pro forma adjustments and the assumptions on which they are based are described in the accompanying footnotes to the pro forma consolidated financial statements. The accompanying pro forma consolidated balance sheet as of June 30, 1999 contains those pro forma adjustments necessary to reflect the business combination as if it was consummated on that date. The accompanying pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 contain those pro forma adjustments necessary to reflect the business combination as if it was consummated on January 1, 1998. The unaudited pro forma consolidated financial statements are based upon the historical financial statements of infoUSA and Donnelley Marketing and should be read in conjunction with those financial statements and notes thereto appearing in infoUSA's 1998 Form 10-K and June 30, 1999 Form 10-Q and elsewhere in this document. The unaudited pro forma consolidated financial data do not purport to be indicative of the results which would have actually been attained had the business combination been consummated on the dates indicated or of the results which may be expected to occur in the future.

                                  infoUSA Inc.

                      Pro Forma Consolidated Balance Sheet

                               As of June 30, 1999
                             (Amounts in thousands)

                                                                HISTORICAL    HISTORICAL
                                                                  infoUSA      DONNELLEY       PRO FORMA       PRO FORMA
                               ASSETS                              INC.        MARKETING      ADJUSTMENTS       COMBINED
                                                                ----------    ----------      -----------      ---------
        Current assets:
            Cash and cash equivalents                            $ 38,489           572         (44,343)(h)       (5,282)
            Marketable securities                                  15,290            --              --           15,290
            Trade accounts receivable, net                         43,364        14,451              --           57,815
            List brokerage trade receivable, net                   11,167            --              --           11,167
            Income taxes receivable                                   147            --              --              147
            Prepaid expenses                                        3,727           446              --            4,173
            Deferred marketing costs                                3,784            --              --            3,784
                                                                 --------       -------         -------          -------
                    Total current assets                          115,968        15,469         (44,343)          87,094

        Property and equipment, net                                42,212         8,381          (2,181)(i)       48,412
        Intangible assets, net                                    102,484       191,895          14,232 (k)      308,611
        Other assets                                                3,529            --              --            3,529
                                                                 --------       -------         -------          -------
                                                                 $264,193       215,745         (32,292)         447,646
                                                                 ========       =======         =======          =======

                  LIABILITIES AND STOCKHOLDERS' EQUITY

        Current liabilities:
            Current portion of long-term debt                    $  2,550            --              --            2,550
            Accounts payable                                        5,745         2,439           2,250 (j)       10,434
            List brokerage trade payable, net                      12,225            --              --           12,225
            Accrued payroll expenses                                5,455         3,942              --            9,397
            Accrued expenses                                        4,995            --              --            4,995
            Deferred revenue                                        5,661            --              --            5,661
            Deferred income taxes                                   5,728        (1,372)             --            4,356
                                                                 --------       -------         -------          -------
                    Total current liabilities                      42,359         5,009           2,250           49,618
                                                                 --------       -------         -------          -------

        Long-term debt, net of current portion                    118,498       201,444         (36,444)(l)      283,498
        Deferred income taxes                                       6,540         9,844              --           16,384
        Other liabilities                                              --         1,350              --            1,350

        Stockholders' equity:
            Preferred stock                                            --            --              --               --
            Common stock:
              Class A                                                  62            --              --               62
              Class B                                                  62            --              --               62
            Paid-in capital                                        73,355            --              --           73,355
            Retained earnings                                      27,282        (1,902)          1,902 (m)       27,282
            Treasury stock                                         (9,442)           --              --           (9,442)
            Accumulated translation adjustments                      (634)           --              --             (634)
            Net unrealized holding gain                             6,111            --              --            6,111
                                                                 --------       -------         -------          -------
                    Total stockholder' equity                      96,796        (1,902)          1,902           96,796
                                                                 --------       -------         -------          -------
                                                                 $264,193       215,745         (32,292)         447,646
                                                                 ========       =======         =======          =======

See accompanying notes to pro forma consolidated financial statements.

                                  infoUSA Inc.

                 Pro Forma Consolidated Statement of Operations

                         Six months ended June 30, 1999
                (Amounts in thousands, except per share amounts)

                                                         HISTORICAL      HISTORICAL
                                                          infoUSA         DONNELLEY       PRO FORMA             PRO FORMA
                                                            INC.          MARKETING      ADJUSTMENTS             COMBINED
                                                         ----------      ----------      -----------            ---------
Net sales                                                $  113,093          42,535           3,398 (a)            159,026
                                                         ----------      ----------      ----------             ----------
Costs and expenses:
    Data base and production costs                           33,290          21,839              --                 55,129
    Selling, general, and administrative                     46,098          17,159          (3,111)(b,c,d)         60,146
    Depreciation and amortization                            11,727           6,392           2,119 (e)             20,238
                                                         ----------      ----------      ----------             ----------
            Total costs and expenses                         91,115          45,390            (992)               135,513
                                                         ----------      ----------      ----------             ----------
            Operating income (loss)                          21,978          (2,855)          4,390                 23,513
                                                         ----------      ----------      ----------             ----------
Other income (expense):
    Investment income                                         4,188              --              --                  4,188
    Interest expense                                         (6,048)             (5)         (7,128)(f)            (13,181)
                                                         ----------      ----------      ----------             ----------
            Total other expense                              (1,860)             (5)         (7,128)                (8,993)
                                                         ----------      ----------      ----------             ----------
            Income (loss) before income taxes                20,118          (2,860)         (2,738)                14,520
Income taxes                                                  8,248             109             745 (g)              9,102
                                                         ----------      ----------      ----------             ----------
            Income (loss) before extraordinary item          11,870          (2,969)         (3,483)                 5,418
Extraordinary item, net of tax                                  128              --              --                    128
                                                         ----------      ----------      ----------             ----------
            Net income (loss)                            $   11,998          (2,969)         (3,483)                 5,546
                                                         ==========      ==========      ==========             ==========
Basic earnings (loss) per share:
    Net income (loss)                                    $     0.25           (0.06)          (0.07)                  0.12
                                                         ==========      ==========      ==========             ==========
    Average shares outstanding                               48,417          48,417          48,417                 48,417
                                                         ==========      ==========      ==========             ==========
Diluted earnings (loss) per share:
    Net income (loss)                                    $     0.25           (0.06)          (0.07)                  0.12
                                                         ==========      ==========      ==========             ==========
    Average shares outstanding                               48,465          48,465          48,465                 48,465
                                                         ==========      ==========      ==========             ==========

See accompanying notes to pro forma consolidated financial statements.

                                  infoUSA Inc.

                 Pro Forma Consolidated Statement of Operations

                          Year ended December 31, 1998
                (Amounts in thousands, except per share amounts)

                                                         HISTORICAL      HISTORICAL
                                                          infoUSA         DONNELLEY       PRO FORMA             PRO FORMA
                                                            INC.          MARKETING      ADJUSTMENTS             COMBINED
                                                         ----------      ----------      -----------            ---------
Net sales                                                $  228,678          86,725           7,146 (a)            322,549
                                                         ----------      ----------      ----------             ----------
Costs and expenses:
    Data base and production costs                           66,319          44,946              --                111,265
    Selling, general, and administrative                    117,724          35,315          (6,093)(b,c,d)        146,946
    Depreciation and amortization                            27,472          12,588           4,434 (e)             44,494
    Provision for litigation settlement                       4,500              --              --                  4,500
    Acquisition-related and restructuring charges            10,093              --              --                 10,093
                                                         ----------      ----------      ----------             ----------

            Total costs and expenses                        226,108          92,849          (1,659)               317,298
                                                         ----------      ----------      ----------             ----------
            Operating income (loss)                           2,570          (6,124)          8,805                  5,251
                                                         ----------      ----------      ----------             ----------
Other income (expense):
    Investment income                                        16,628             133              --                 16,761
    Interest expense                                         (9,160)             --         (14,255)(f)            (23,415)
    Other                                                    (2,000)             --              --                 (2,000)
                                                         ----------      ----------      ----------             ----------
            Total other income (expense)                      5,468             133         (14,255)                (8,654)
                                                         ----------      ----------      ----------             ----------
            Income (loss) before income taxes                 8,038          (5,991)         (5,450)                (3,403)


Income tax expense (benefit)                                  5,880             (63)          1,499 (g)              7,316
                                                         ----------      ----------      ----------             ----------
            Net income (loss)                            $    2,158          (5,928)         (6,949)               (10,719)
                                                         ==========      ==========      ==========             ==========
Basic earnings (loss) per share:
    Net income (loss)                                    $     0.04           (0.12)          (0.14)                 (0.22)
                                                         ==========      ==========      ==========             ==========
    Average shares outstanding                               49,314          49,314          49,314                 49,314
                                                         ==========      ==========      ==========             ==========
Diluted earnings (loss) per share:
    Net income (loss)                                    $     0.04           (0.12)          (0.14)                 (0.22)
                                                         ==========      ==========      ==========             ==========
    Average shares outstanding                               50,215          50,215          50,215                 50,215
                                                         ==========      ==========      ==========             ==========

See accompanying notes to pro forma consolidated financial statements.

                                  infoUSA Inc.

           Notes to Unaudited Pro Forma Condensed Financial Statements

                             (Amounts in thousands)

(1) BASIS OF PRESENTATION

    The unaudited pro forma consolidated balance sheet reflects the historical financial position of infoUSA and DM Holdings, Inc. (operating as Donnelley Marketing) at June 30, 1999, with pro forma adjustments as if the business combination had taken place on June 30, 1999. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and six months ended June 30, 1999 reflect the historical results of operations of infoUSA and Donnelley Marketing, with pro forma adjustments based on the assumption the business combination was effective January 1, 1998.

(2) DESCRIPTION OF TRANSACTION

    Effective July 1, 1999, the Company acquired all issued and outstanding common stock of Donnelley Marketing. Consideration for the acquisition was $200.0 million in cash plus any related acquisition costs, which will be funded through a combination of existing cash of $43,771 and borrowings under senior secured credit facilities of $165 million, further described below. The acquisition will be accounted for using the purchase method of accounting. The aggregate purchase price of the acquisition was allocated based upon management's best estimate of the fair value of identifiable assets and liabilities of Donnelley Marketing at the date of acquisition as follows:

         Current assets                               $   16,269
         Property and equipment, net                       6,200
          Goodwill                                       176,127
          Non-compete                                     10,000
          Software                                        20,000
         Current liabilities                              (8,631)
         Long-term debt                                 (165,000)
         Deferred taxes, long-term                        (9,844)
         Other liabilities                                (1,350)
                                                      ----------
                      Total                           $   43,771
                                                      ==========

(3) The unaudited pro forma consolidated financial statements reflect the following adjustments:

    (a) A pro forma adjustment of $7.1 million and $3.4 million in 1998 and 1999, respectively, was made to reflect the incremental guaranteed license revenue from agreement with First Data Corporation ("FDC") entered into as part of the purchase transaction.

    (b) To eliminate salaries and wages associated with the white page compilation because the same function and data are obtained from existing functions. Elimination of this function has no effect on revenues. The adjustments for the year ended December 31, 1998 and the six months ended June 30, 1999 were $1,668 and $859, respectively.

    (c) To eliminate costs associated with employees and facilities not assumed by infoUSA Inc. which will not be acquired as part of the acquisition. The adjustments for the year ended December 31, 1998 and the six months ended June 30, 1999 were $3,425 and $1,752, respectively.

    (d) To reflect data processing agreement with FDC entered into as part of the purchase transaction. The adjustments for the year ended December 31, 1998 and the six months ended June 30, 1999 were $1,000 and $500, respectively.

    (e) To record amortization expense related to the business combination. The adjustment is derived as follows:

                                                                      1998         1999
                                                                    --------     --------
         Intangibles  (amortized over lives 5 to 20 years)          $ 15,702        7,851
         Depreciation on adjusted fair value of
             property and equipment                                    1,320          660
         Less previously recorded amortization and
             depreciation expense                                     12,588        6,392
                                                                    --------     --------
                      Total                                         $  4,434        2,119
                                                                    ========     ========

    (f) To reflect interest expense of $13,700 and $6,850 and deferred financing costs of $555 and $278 on credit facilities issued in connection with the business combination for year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

    (g) A pro forma adjustment of $1,499 and $745 in 1998 and 1999, respectively, was made to reflect the tax expense related to the pro forma adjustments. An effective tax rate of 38% was used to determine the pro forma income tax adjustment. The tax calculation includes a pro forma income tax adjustment related to the amortization of goodwill created as a result of the business combination due to the nondeductibility of these expenses to the surviving combined company.

    (h) To reflect cash of $572 not included as acquired assets in the business combination, and cash payments of $43,771 for purchase of Donnelley Marketing.

    (i) A pro forma adjustment of $2,181 has been made to record at fair value property and equipment acquired at the date of acquisition. See note (e) for adjustment to depreciation expense.

    (j) A pro forma adjustment of $2,250 has been made to record estimated direct costs to be incurred as a result of the acquisition.

    (k) The pro forma adjustment of $14,232 for intangible assets is made to record intangible assets of $206,127 arising from the acquisition. The $206,127 of intangible assets included the following:

         Non-compete agreement              $ 10,000
         Software                             20,000
         Goodwill                            176,127
                                            --------
                                            $206,127

    (l) The pro forma adjustment of $(36,444) to long-term debt was made to reverse inter-company debt ($201,444) not assumed by the Company in the acquisition and to record the acquisition debt ($165,000).

    (m) The pro forma adjustment of $1,902 to retained earnings was to eliminate the retained deficit on Donnelley Marketing's financial statements.

(4) ALLOCATION OF COSTS AND EXPENSES

    Due to differences in classifications of operating expenses excluding, depreciation and amortization, the Company reclassified these costs as follows to correspond with infoUSA's operating expense classifications:

                                                             1999       1998
                                                             ----       ----

         Salaries and benefits                              15,678     29,373
         Program costs                                       4,195     11,060
         Consulting and professional services                3,082      7,315
         Provision for employee severance                        0        645
         Other operating and administrative                  5,949      9,464
         Charges from First Data Corporation                10,094     22,404
                         Total                              38,998     80,261

         Database and production costs (56%)                21,839     44,946
         Selling, general, and administrative (44%)         17,159     35,315
                         Total                              38,998     80,261

    The allocation of the 56% to database and production costs and the 44% to selling, general, and administrative expenses was based on functionality.

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                   For the Six Months Ended June 30, 1999, the
                   Two Years Ended December 31, 1998 and 1997,
                  and the Three Months Ended December 31, 1996

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors DM Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of DM Holdings, Inc. and subsidiaries as of June 30, 1999 and December 31, 1997 and the related consolidated statements of operations and retained earnings and cash flows for the six months ended June 30, 1999, the year ended December 31, 1997 and the three months ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DM Holdings, Inc. and subsidiaries as of June 30, 1999 and December 31, 1997 and the results of their operations and their cash flows for the six months ended June 30, 1999, the year ended December 31, 1997, and the three months ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                 /s/ KPMG LLP
                                                 -----------------------
                                                 KPMG LLP

September 3, 1999
Omaha, Nebraska

                         Report of Independent Auditors

The Board of Directors and Stockholder of DM Holdings, Inc.

We have audited the accompanying consolidated balance sheet of DM Holdings, Inc. (the "Company") as of December 31, 1998 and the related consolidated statement of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DM Holdings, Inc. at December 31, 1998 and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                            /s/ ERNST & YOUNG LLP
                                            ----------------------------
                                            ERNST & YOUNG LLP

July 8, 1999
Atlanta, Georgia

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                  June 30, 1999 and December 31, 1998 and 1997
                          (Dollar amounts in thousands)

                                                                                 JUNE 30,      DECEMBER 31,   DECEMBER 31,
                                      ASSETS                                       1999            1998           1997
                                                                                ----------     ------------   ------------
         Current assets:
             Cash and cash equivalents                                          $      572           1,781          1,509
             Accounts receivable, net of allowance for doubtful
               accounts of $1,207 in 1999, $1,772 in 1998, and
               $137 in 1997                                                         14,451          12,707         20,001
             Prepaid expenses and other current assets                                 446             624            882
             Deferred tax assets                                                     1,372           1,718          2,387
                                                                                ----------      ----------     ----------
                     Total current assets                                           16,841          16,830         24,779

         Property and equipment, net                                                 8,381           6,815          7,525
         Goodwill, net of accumulated amortization                                 161,632         164,553        171,494
         Other intangible assets, net of accumulated amortization                   30,263          32,499         33,454
                                                                                ----------      ----------     ----------
                     Total assets                                               $  217,117         220,697        237,252
                                                                                ==========      ==========     ==========

                     LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

         Current liabilities:
             Accounts payable                                                   $    2,439             832          1,935
             Accrued expenses and other current liabilities                          3,942           6,146          6,627
                                                                                ----------      ----------     ----------
                     Total current liabilities                                       6,381           6,978          8,562
                                                                                ----------      ----------     ----------
         Long-term liabilities
             Due to First Data Corporation                                         201,444         201,206        209,733
             Deferred tax liabilities                                                9,844           9,949         10,169
             Other noncurrent liabilities                                            1,350           1,497          1,793
                                                                                ----------      ----------     ----------
                     Total long-term liabilities                                   212,638         212,652        221,695
                                                                                ----------      ----------     ----------

         Stockholder's equity (deficit):
             Common stock, $1.00 par value; 1,000 shares
               authorized; 262.5 shares issued and outstanding                          --              --             --
             Retained earnings (deficit)                                            (1,902)          1,067          6,995
                                                                                ----------      ----------     ----------
                     Total stockholder's equity (deficit)                           (1,902)          1,067          6,995
                                                                                ----------      ----------     ----------
                     Total liabilities and stockholder's equity (deficit)       $  217,117         220,697        237,252
                                                                                ==========      ==========     ==========

See accompanying notes to consolidated financial statements.

                       DM HOLDINGS, INC. AND SUBSIDIARIES

           Consolidated Statements of Operations and Retained Earnings

                       Six months ended June 30, 1999, the
                   two years ended December 31, 1998 and 1997,
                  and the three months ended December 31, 1996
                          (Dollar amounts in thousands)

                                                                  JUNE 30,        DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                                    1999              1998              1997              1996
                                                                ------------      ------------      ------------      ------------
         Revenue                                                $     42,535            86,725           100,616            19,828
                                                                ------------      ------------      ------------      ------------

         Operating expenses:
             Salaries and benefits                                    15,678            29,373            36,269             9,374
             Program costs                                             4,195            11,060             7,290             1,810
             Consulting and professional services                      3,082             7,315             2,764               592
             Provision for employee severance                             --               645                --                --
             Other operating and administrative                        5,949             9,464            14,768             4,379
             Depreciation and amortization                             6,392            12,588            11,293             3,260
             Charges from First Data Corporation                      10,094            22,404            13,472               771
                                                                ------------      ------------      ------------      ------------

                     Total operating expenses                         45,390            92,849            85,856            20,186
                                                                ------------      ------------      ------------      ------------

                     Income (loss) from operations                    (2,855)           (6,124)           14,760              (358)

         Other income (expense):
             Interest expense                                             (5)               --                --               (21)
             Interest income                                              --               133                27                --
                                                                ------------      ------------      ------------      ------------

                     Earnings (loss) before income                    (2,860)           (5,991)           14,787              (379)

         Income tax expense (benefit)                                    109               (63)            7,183               587
                                                                ------------      ------------      ------------      ------------

                     Net income (loss)                                (2,969)           (5,928)            7,604              (966)

         Retained earnings (deficit), beginning of period              1,067             6,995              (609)              357
                                                                ------------      ------------      ------------      ------------

         Retained earnings (deficit), end of period             $     (1,902)            1,067             6,995              (609)
                                                                ============      ============      ============      ============

See accompanying notes to consolidated financial statements.

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                       Six months ended June 30, 1999, the
                   two years ended December 31, 1998 and 1997,
                  and the three months ended December 31, 1996
                          (Dollar amounts in thousands)

                                                                    JUNE 30,        DECEMBER 31,      DECEMBER 31,    DECEMBER 31,
                                                                      1999              1998              1997            1996
                                                                  ------------      ------------      ------------    ------------
Cash flows from operating activities:
   Net income (loss)                                              $     (2,969)           (5,928)            7,604            (966)
                                                                  ------------      ------------      ------------    ------------

   Adjustments  to reconcile  net income  (loss) to net cash
     provided by operating activities:
       Depreciation and amortization                                     6,392            12,588            11,293           3,260
       Deferred income taxes                                               241               449             2,076            (222)
       Changes in assets and liabilities:
         Accounts receivable                                            (1,745)            5,737            (5,101)          2,634
         Prepaid expenses and other current assets                         178               173             2,951             (33)
         Accounts payable, accrued expenses, and other
           liabilities                                                    (825)           (2,311)           (8,134)         (2,639)
                                                                  ------------      ------------      ------------    ------------
           Total adjustments                                             4,241            16,636             3,085           3,000
                                                                  ------------      ------------      ------------    ------------
           Net cash provided by operating activities                     1,272            10,708            10,689           2,034
                                                                  ------------      ------------      ------------    ------------
Cash flows from investing activities:
   Purchase of property and equipment                                   (2,337)           (1,277)           (2,719)           (206)
   Capitalized software development                                       (383)           (3,168)           (2,502)             --
                                                                  ------------      ------------      ------------    ------------
           Net cash used in investing activities                        (2,720)           (4,445)           (5,221)           (206)
                                                                  ------------      ------------      ------------    ------------
Cash flows from financing activities:
   Payments on capital lease                                                --                --              (569)           (192)
   Due to First Data Corporation                                           239            (5,991)           (4,679)           (347)
                                                                  ------------      ------------      ------------    ------------
           Net cash provided by (used  in) financing activities            239            (5,991)           (5,248)           (539)
                                                                  ------------      ------------      ------------    ------------
           Net increase (decrease) in cash and cash equivalents         (1,209)              272               220           1,289

Cash and cash equivalents, beginning of period                           1,781             1,509             1,289              --
                                                                  ------------      ------------      ------------    ------------
Cash and cash equivalents, end of period                          $        572             1,781             1,509           1,289
                                                                  ============      ============      ============    ============

See accompanying notes to consolidated financial statements.

                       DM HOLDINGS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                   For the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DM Holdings, Inc. (the "Company") is in the business of providing target marketing and data enhancement services for direct marketers through data base management, information processing, data file enhancement, and consumer lists. The Company was acquired by, and became a wholly owned subsidiary of, First Data Corporation ("FDC") in September 1996. The accompanying consolidated financial statements reflect FDC's basis in the Company.

    PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

    REVENUE RECOGNITION

    The Company's revenue is primarily generated from the sale of its products and services and the licensing of its data to third parties. Revenue from the sale of products and services is recognized when the product is delivered or the services are performed. Data licensing revenue is primarily recognized based on actual usage of the data. Data licenses with fixed fees are recognized ratably over the term of the license with any obligations to provide future updates of data being recorded as deferred revenue. Deferred revenue is based on the percentage of data updated through out the license term. Reserves are established for estimated returns and uncollectible amounts.

    CASH EQUIVALENTS

    Cash equivalents, consisting of highly liquid debt instruments that are readily convertible to known amounts of cash and when purchased have an original maturity of three months or less, are carried at cost which approximates fair value.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, less accumulated depreciation or amortization. Depreciation expense is calculated over the estimated useful lives of the related assets, ranging from three to thirty years, using the straight-line method for financial reporting purposes. Leasehold improvements are amortized over the term of the related lease.

    GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill represents the excess of FDC's September 1996 purchase price over the fair value of net tangible and identifiable intangible assets acquired and is being amortized using the straight-line method over thirty years. At June 30, 1999 and December 31, 1998 and 1997, the Company had goodwill of $178,640, $178,596, and $179,605, respectively, and accumulated amortization of $17,008, $14,043, and $8,111, respectively.

    Other intangible assets consist primarily of the FDC acquisition purchase price allocated to identifiable intangible assets. Such assets are internally developed data bases and computer software. The amounts allocated to databases and software at the date of acquisition were $10,405 and $25,822, respectively, and are being amortized over lives of nine to twelve years. At June 30, 1999 and December 31, 1998 and 1997, the Company had total accumulated amortization of $10,720, $8,806, and $4,991, respectively, related to databases and software. Remaining balances of other intangibles consist of capitalized software and data base development costs, net of accumulated amortization. These costs are amortized on a straight-line basis over the benefit period, generally five years.

    The Company reviews its long-lived assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

    INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    The taxable income of the Company is included in the U. S. federal income tax return of FDC. For financial reporting purposes, the Company's provision for income taxes has been determined as if the Company were a separate tax-paying entity. Current income taxes payable are included in "Due to First Data Corporation."

    USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and reported amounts of revenues and expenses to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) PROPERTY AND EQUIPMENT

    A summary of property and equipment as of June 30, 1999 and December 31, 1998 and 1997 is shown as follows:

                                                 JUNE 30,      DECEMBER 31,    DECEMBER 31,
                                                   1999            1998            1997
                                               ------------    ------------    ------------
Land                                           $        144             144             144
Building and leasehold Improvements                   4,892           4,007           4,602
Data processing equipment                             4,913           3,523           2,052
Furniture and fixtures                                1,674           1,138           1,127
Machinery and equipment                               1,017             994             984
                                               ------------    ------------    ------------
             Total property and equipment            12,640           9,806           8,909
Accumulated depreciation                             (4,259)         (2,991)         (1,384)
                                               ------------    ------------    ------------
           Net property and equipment          $      8,381           6,815           7,525
                                               ============    ============    ============

    Depreciation expense for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 was $1,125, $1,965, $1,264, and $607, respectively.

(3) ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

    Accrued expenses and other current liabilities are comprised of the following:

                                                          JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                            1999           1998           1997
                                                        ------------   ------------   ------------
         Accrued royalties                              $         90          2,159            112
         Accrued salaries and benefits                         1,278          1,587          1,823
         Accrued rent                                            506            683            589
         Accrued sales and property taxes                        500            478            482
         Accrued transaction costs                               140            336          1,572
         Other                                                 1,428            903          2,049
                                                        ------------   ------------   ------------
                                                        $      3,942          6,146          6,627
                                                        ============   ============   ============

(4) INCOME TAXES

    Income tax expense (benefit) before extraordinary item consists of the following components:

                                                         SIX MONTHS                                    THREE MONTHS
                                                           ENDED         YEAR ENDED      YEAR ENDED       ENDED
                                                          JUNE 30,      DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                            1999            1998            1997           1996
                                                        ------------    ------------    ------------   ------------
         Current:
             Federal                                    $       (117)           (455)          4,538            719
             State                                               (15)            (57)            569             90
                                                        ------------    ------------    ------------   ------------
                    Total current income
                      tax expense (benefit)                     (132)           (512)          5,107            809
                                                        ------------    ------------    ------------   ------------
         Deferred:
             Federal                                             214             399           1,845           (197)
             State                                                27              50             231            (25)
                                                        ------------    ------------    ------------   ------------
                    Total deferred income
                      tax expense (benefit)                      241             449           2,076           (222)
                                                        ------------    ------------    ------------   ------------
                    Total income tax
                      expense (benefit)                 $        109             (63)          7,183            587
                                                        ============    ============    ============   ============

    Total income tax expense (benefit) for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 was different than that computed by applying U. S. federal income tax rates to earnings (losses) before income taxes. The reasons for the differences are shown below:

                                                          JUNE 30,      DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                            1999            1998            1997           1996
                                                        ------------    ------------    ------------   ------------
         Computed "expected" tax expense
             (benefit)                                  $     (1,001)         (2,097)          5,175           (133)
         State income tax expense (benefit)                        8              (5)            484             79
         Goodwill amortization                                 1,079           1,995           1,524            694
         Other                                                    23              44              --            (53)
                                                        ------------    ------------    ------------   ------------
                      Total income tax expense
                        (benefit)                       $        109             (63)          7,183            587
                                                        ============    ============    ============   ============

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1999 and December 31, 1998 and 1997 are shown below:

                                                          JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                            1999           1998           1997
                                                        ------------   ------------   ------------
         Deferred tax assets:
             Accrued costs                              $        917          1,026            980
             Allowance for doubtful accounts                     455            668            561
             State tax loss carryforwards                         --             24            846
                                                        ------------   ------------   ------------
                      Total deferred tax assets                1,372          1,718          2,387

         Deferred tax liability - property and
             equipment, principally depreciation
             differences                                       9,844          9,949         10,169
                                                        ------------   ------------   ------------
                      Net deferred tax liabilities      $      8,472          8,231          7,782
                                                        ============   ============   ============

(5) STOCK COMPENSATION PLAN

    The Company participates in an FDC stock compensation plan that provides for the granting of FDC stock options to key employees and other key individuals who perform services for the Company. Under the plan, options may be granted for a term not to exceed ten years from date of grant and generally become exercisable in three or four equal annual increments beginning twelve months after the date of grant. The option price is the fair market value of the shares on the date of grant.

    In October 1996, FDC instituted an employee stock purchase plan for which a total of 6.0 million shares have been reserved for issuance, of which 3.4 million, 3.8 million, 5.1 million, and 6.0 million shares remain available for purchase as of June 30, 1999 and December 31, 1998, 1997, and 1996, respectively. Monies accumulated through payroll deductions elected by eligible employees are used to effect quarterly purchases of FDC common stock at a 15% discount from the lower of the market price at the beginning or end of the quarter.

    SFAS No. 123, Accounting for Stock-Based Compensation, permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and provide pro forma net income for employee stock option grants as if the fair value method defined in SFAS No. 123 had been applied. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

    The per share weighted average fair value of stock options and employee stock purchase rights granted during the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 were: $9.70 and $6.80, $9.00 and $6.00, $8.90 and $5.90, and $8.20 and $5.10, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

                                                          JUNE 30,      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                            1999            1998           1997           1996
                                                        ------------    ------------   ------------   ------------
         Risk-free interest rate                                5.66%           4.54           6.23           6.20
         Dividend yield                                         1.48%           0.27           2.20           2.20
         Volatility of FDC stock                               19.90%          24.00          18.90          16.90
         Expected option life (in years)                           5               5              5              5
         Expected employee stock purchase
             right life (in years)                              0.25            0.25           0.25           0.25
                                                        ============    ============   ============   ============

    Had the Company recorded compensation cost based on the fair value at the grant date for its stock options and stock purchase rights under SFAS No. 123, the Company's net income for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 would have been reduced by approximately $391, $365, $237, and $46, respectively. Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until the year ending December 31, 1999.

    A summary of FDC stock option activity for the Company's employees is shown below:

                                                          JUNE 30,      DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                            1999            1998            1997            1996
                                                        ------------    ------------    ------------    ------------
         Options:
         Outstanding, beginning of period                    420,469         272,737         176,412         144,028
         Granted                                               2,500         194,800         123,744          40,258
         Exercised                                           (40,391)         (2,948)         (1,313)             --
         Canceled                                           (139,642)        (44,120)        (26,106)         (7,874)
                                                        ------------    ------------    ------------    ------------

         Outstanding, end of period                          242,936         420,469         272,737         176,412
                                                        ============    ============    ============    ============

         Exercisable, end of period                          112,022         149,038          72,125          35,410
                                                        ============    ============    ============    ============

         WEIGHTED AVERAGE EXERCISE PRICE:
         Outstanding, beginning of period               $         31              33              35              34
         Granted                                                  28              29              32              37
         Exercised                                                29              29              32              --
         Canceled                                                 33              36              34              36
         Outstanding, end of period                               29              31              33              35

         Exercisable, end of period                     $         28              29              32              34

(6) OPERATING LEASES

    The Company leases certain office equipment and office space under noncancelable lease agreements. Future minimum lease payments under noncancelable operating leases, with initial lease terms of at least one year at the time of inception, are as follows at June 30, 1999:

                  2000                               $   2,290
                  2001                                   2,221
                  2002                                   1,788
                  2003                                   1,759
                  2004                                   1,789
               Thereafter                                4,844
                                                     ---------
         Total minimum operating
             lease payments                          $  14,691
                                                     =========

    Total rent expense for all operating leases for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 was approximately $.8 million, $1.8 million, $1.3 million, and $.2 million, respectively.

(7) RELATED PARTY TRANSACTIONS

    The following summarizes charges from FDC and its affiliates:

                                            JUNE 30,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                              1999           1998           1997           1996
                                          ------------   ------------   ------------   ------------
         Data processing                  $      7,867         17,852         11,554             --
         Consulting services                       450          1,800             --             --
         Licensing fees                          1,222          1,462          1,035             --
         Corporate overhead                        477          1,246            845            771
         Other                                      78             44             38             --
                                          ------------   ------------   ------------   ------------
                      Total               $     10,094         22,404         13,472            771
                                          ============   ============   ============   ============

    o Data processing - The Company's data processing is performed at data centers located in Denver, Colorado and Omaha, Nebraska. Data processing activities for other FDC entities are also conducted by these facilities. The annual charge to the Company for these services is based upon the mainframe charges from both data centers which are based on usage. In addition, both data centers have equipment that is dedicated to the Company in which charges incurred by the Company are based on the actual costs plus an allocation for the data center overhead. Data processing costs include charges for the use of programmers to support certain Company products.

    o Licensing fees - These charges represent licensing fees for software used in certain Company products.

    o Consulting fees - These charges represent modeling and analytical services.

    o Corporate overhead - This is a general allocation of FDC's corporate overhead based on a percentage of the Company's revenue. Functions provided by FDC corporate include administration of employee benefit programs, internal audit, financial systems licensing and processing, taxes, external financial reporting, and other support services.

    o Direct charges - Certain programs and activities are administered by FDC on a consolidated basis. Examples are employee benefit plans, group and other insurance programs, and certain vendor agreements that are negotiated by FDC on an enterprise wide basis. The costs of these programs and activities are specifically recorded by each participating business unit and the costs are not included in the table above.

    o Interest - FDC does not have any specific indebtedness related to the Company. The accompanying consolidated financial statements do not reflect any allocations of FDC interest expense. There are no formal financing arrangements with FDC; however, cash not necessary for the Company's near term operating requirements has been remitted to FDC which, in turn, has funded the Company's operating, investing, and financing activities as required. Accordingly, the net change in the payable to FDC has been reflected as a financing activity in the accompanying statements of cash flows.

    In addition to the above described allocations, certain of the Company's functions (primarily administration, accounting, and human resources) are shared with another FDC business unit. The accompanying consolidated financial statements have been prepared using estimates of the costs of these functions that were attributable to the Company's activities.

    Management believes that the allocation process described in the preceding paragraph and the overall amount of charges to and from FDC and affiliates are reasonable and that, except as described above with respect to interest, the accompanying consolidated financial statements reflect all of the Company's costs of doing business.

    During the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996 the Company derived revenues of $3,122, $5,871, $4,587 and $1,034, respectively, from FDC and its affiliates. These revenues related primarily to royalties derived from a Company database and services for building and maintaining another marketing database.

(8)    CONCENTRATION OF CREDIT RISK

       The Company's customers, while concentrated in the United States, are spread across diverse market sectors. There were no single customers accounting for 10% or more of the Company's revenues for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996. The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. The Company establishes its allowance for doubtful accounts based upon the credit risk of specific customers, historical trends, and other information.

(9)    RETIREMENT PLAN

       FDC has an incentive savings plan which allows eligible employees of FDC and its subsidiaries to contribute a percentage of their compensation and provides for certain matching, service-related and other contributions. The Company's matching and service-related contributions associated with the plan were approximately $475, $801, $603, and $58 for the six months ended June 30, 1999, the two years ended December 31, 1998 and 1997, and the three months ended December 31, 1996.

(10)   PROVISION FOR EMPLOYEE SEVERANCE

       In May 1998, the Company formulated and announced a plan that involved a reduction in its workforce. Included in the Company's 1998 results of operations is a charge of $645 for this plan. The charge related to severance and related costs with respect to 47 employees.

(11)   CONTINGENCIES

       The Company is involved in certain litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

(12)   SALE OF BUSINESS

       Effective July 1, 1999, FDC sold all of the outstanding stock of the Company to infoUSA Inc. for a purchase price of approximately $200 million. The accompanying consolidated financial statements do not give effect to any of the transactions contemplated under the agreement.

(13)   YEAR 2000 REMEDIATION (UNAUDITED)

       The Company is faced with "Year 2000" remediation issues. Many computer programs were written with a two digit date field and if these programs are not made Year 2000 compliant, they will be unable to correctly process date information on or after Year 2000. Remediation efforts go beyond the Company's internal computer systems and require coordination with clients, vendors, government entities, and other third parties to assure that their systems and related interfaces are compliant. Failure to achieve timely remediation of the computer systems that process client information and transactions would have a material adverse effect on the Company's business, operations, and financial results.

       In response to the Year 2000 concerns, FDC created a Year 2000 Task Force to coordinate and monitor the progress in the Year 2000 remediation efforts. The Task Force reports directly to FDC's executive management and also provides regular reports to the Board of Directors. In addition, at the direction of the Audit Committee of the Board of Directors, FDC engaged the Gartner Group to provide an independent analysis and assessment of its Year 2000 remediation efforts. The Gartner Group provides regular progress reports to executive management and the Board of Directors, and regularly meets with the Audit Committee of the Board to discuss its reports.

       The Company's plans called for all mission critical systems to be renovated and compliance testing underway by the end of 1998. Acceptance testing with clients and other third parties will take place through September 1999. Completion of all third-party interfacing testing is dependent upon those third parties completing their own internal remediation. The Company could be adversely affected to the extent third parties with which it interfaces have not properly addressed their Year 2000 issues.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  infoUSA Inc.

Date: March 17, 2000                              By: /s/ STORMY DEAN
                                                      ---------------
                                                  Stormy Dean, Controller and
                                                  acting Chief Financial Officer
                                                  (Principal Financial Officer)

                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER                                  DESCRIPTION
  -------                                 -----------

   23.1 Consent of Independent Accountants, filed herewith.

   23.2 Consent of Independent Accountants, filed herewith.